PRESS RELEASE

FOR RELEASE AT 4:01 PM (EST)

FOR:	MDC Partners Inc.	CONTACT:	David Doft
	745 Fifth Avenue, 19th Floor		Chief Financial Officer
	New York, NY 10151		646-429-1818
ddoft@mdc-partners.com

MDC PARTNERS INC. REPORTS RECORD RESULTS FOR THE
THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2012

FOURTH QUARTER HIGHLIGHTS:

•	Material acceleration of financial performance across all metrics
•	Revenue increased to $294.6 million versus $254.1 million in Q4 2011, an increase of 16.0%
•	Organic revenue increased 11.9% for Q4 2012
•	EBITDA increased to $43.6 million versus $26.3 million in Q4 2011, an increase of 66.1%
•	EBITDA margin increased 450 basis points to 14.8% versus 10.3% in Q4 2011, reflecting an increase of 44%
•	Free Cash Flow increased to $24.0 million versus $9.2 million in Q4 2011
•	Net new business wins of $33.7 million for Q4 2012

FULL YEAR HIGHLIGHTS:

•	Revenue increased to $1.07 billion versus $940.4 million in the twelve months ended December 31, 2011, an increase of 13.9%
•	Organic revenue increased 8.4% for 2012 on top of a 16.6% organic revenue increase in 2011
•	EBITDA increased to $118.4 million versus $93.1 million in the twelve months ended December 31, 2011, an increase of 27.2%
•	EBITDA margin increased 120 basis points to 11.1% versus 9.9% in 2011
•	Free Cash Flow improved to $49.6 million versus $25.0 million in the twelve months ended December 31, 2011, an increase of 98.4%
•	Net new business wins of $136.9 million in the twelve months ended December 31, 2012, an increase of 31.5%
•	Net debt-to-EBITDA reduced significantly from 4.0 times EBITDA to 3.0 times EBITDA, an improvement of 25%

NEW YORK, NY (February 21, 2013) – MDC Partners Inc. (“MDC Partners” or the “Company”) today announced financial results for the three and twelve months ended December 31, 2012.

Miles S. Nadal, Chairman and Chief Executive Officer of MDC Partners, said, “2012 was a record year for MDC Partners as we exceeded guidance and delivered exceptional revenue, EBITDA, free cash flow and EBITDA margin growth. Our organic revenue growth accelerated to 11.9% for the fourth quarter and 8.4% for 2012, far outpacing the industry and we materially improved our net debt-to-EBITDA leverage ratio, putting our balance sheet in a very strong position.

“It’s clear from our results that our strategy of creating a truly transformational business where the most talented people in the industry are dedicated to enhancing the sustainable profitable growth of their clients is working. We are winning incremental share of wallet and gaining market share. We have received exceptional industry recognition, including 2012 Agency of the Year for 72andSunny, Anomaly and kbs+ celebrated as two of only 10 ‘Standout Agencies,’ and TargetCast and Vitro both named ‘Agencies to Watch’. Looking ahead, we are even more excited about 2013. Our new business pipeline is at an all-time high and we are seeing larger opportunities across more agencies, and more disciplines. As a result, we have an outstanding foundation for continued accelerated financial performance in 2013 and in the years to come.”

Guidance for 2013 is established as follows:

			Implied
	2012	2013	Year over Year
	Actual	Guidance	Change
Revenue	$1,070.7 million	$1,125 - $1,150 million	+5.1% to +7.4%
EBITDA	$118.4 million	$132 - $135 million	+11.5% to +14.0%
Free Cash Flow	$49.6 million	$55 - $60 million	+10.8% to +20.9%

EBITDA Margin	11.1%	11.7%	+60 basis points

Consolidated revenue for the fourth quarter of 2012 was $294.6 million, an increase of 16.0% compared to $254.1 million in the fourth quarter of 2011. EBITDA (as defined) for the fourth quarter of 2012 was $43.6 million, an increase of 66.1% compared to $26.3 million in the fourth quarter of 2011, as the company realized 450 basis points of EBITDA margin expansion from its previous growth initiatives. Loss attributable to MDC Partners in the fourth quarter was ($24.5) million compared to a loss of ($57.7) million in the fourth quarter of 2011. Diluted loss per share from continuing operations attributable to MDC Partners common shareholders for the fourth quarter of 2012 was ($0.76) compared to ($1.93) per share in the same period of 2011. Free cash flow from operations (as defined) was $24.0 million in the fourth quarter of 2012, compared with $9.2 million in the fourth quarter of 2011.

For the twelve month period ended December 31, 2012, consolidated revenue was $1.07 billion, an increase of 13.9% compared to $940.4 million in the twelve months ended December 31, 2011. EBITDA for the twelve months ended December 31, 2012 increased 27.2% to $118.4 million compared to $93.1 million in the same period of 2011. Loss attributable to MDC Partners in the twelve months ended December 31, 2012 was ($85.4) million compared to a loss of ($84.7) million in 2011. Diluted loss per share from continuing operations attributable to MDC Partners common shareholders for the twelve months ended December 31, 2012 was ($2.60) compared to a loss of ($2.80) per share in the same period of 2011. Cash flows provided by continuing operating activities for the twelve months ended December 31, 2012 was $78.2 million compared to $7.2 million in the same period of 2011. Free cash flow from operations was $49.6 million in the twelve months ended December 31, 2012, compared with $25.0 million in the same period of 2011.

David Doft, CFO of MDC Partners, said, “Our disciplined approach to operating efficiency enabled us to increase EBITDA margins by 44% in the quarter to 14.8% and by 12% for the fiscal year to 11.1%. Our work to improve our balance sheet is paying off as our leverage was 3.0 times net debt-to-EBITDA at year end, well ahead of our long-term plan.  This is a 25% improvement over the 4.0 times we reported at year-end 2011.  The combination of our superior growth profile, scalability of our model, expected continued margin expansion, strong free cash flow generation, and efforts to optimize our balance sheet, we believe have positioned the company well for strong equity returns in the near and long-term.”

Conference Call

Management will host a conference call on Thursday, February 21, 2013 at 4:30 p.m. (EST) to discuss results. The conference call will be accessible by dialing 1-412-858-4600 or toll free 1-800-860-2442. An investor presentation has been posted on our website www.mdc-partners.com and will be referred to during the conference call.

A recording of the conference call will be available one hour after the call until 9:00 a.m. March 8, 2013, by dialing 1-412-317-0088 or toll free 1-877-344-7529 (passcode 10024176) or by visiting our website at www.mdc-partners.com.

About MDC Partners Inc.

MDC is a Business Transformation Organization that utilizes technology, marketing communications, data analytics and insights and strategic consulting solutions to drive meaningful returns on Marketing and Communications Investments for multinational clients in the United States, Canada, and worldwide.

MDC’s durable competitive advantage is to Empower the Most Talented Entrepreneurial Thought Leaders to Drive Business Success to new levels of Achievement, for both our Clients and our Shareholders, reinforcing MDC's reputation as "The Place Where Great Talent Lives."

MDC Partners' Class A shares are publicly traded on NASDAQ under the symbol "MDCA" and on the Toronto Stock Exchange under the symbol "MDZ.A".

Non-GAAP Financial Measures

In addition to its reported results, MDC Partners has included in this earnings release certain financial results that the Securities and Exchange Commission defines as "non-GAAP financial measures." Management believes that such non-GAAP financial measures, when read in conjunction with the Company's reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the Company's results. These non-GAAP financial measures relate to: (1) presenting EBITDA and EBITDA margin (as defined) for the three and twelve months ended December 31, 2012 and 2011; and (2) presenting Total Free Cash Flow (as defined) and Free Cash Flow for the three and twelve months ended December 31, 2012 and 2011. Included in this earnings release are tables reconciling MDC’s reported results to arrive at these non-GAAP financial measures. In addition, Net Debt is defined in our credit facility as debt due pertaining to the revolving credit facility plus debt pertaining to the Senior Notes less total cash and cash equivalents.

This press release contains forward-looking statements. The Company’s representatives may also make forward-looking statements orally from time to time. Statements in this press release that are not historical facts, including statements about the Company’s beliefs and expectations, earnings guidance, recent business and economic trends, potential acquisitions, estimates of amounts for deferred acquisition consideration and “put” option rights, constitute forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined in this section. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update publicly any of them in light of new information or future events, if any.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statements. Such risk factors include, but are not limited to, the following:

•	risks associated with severe effects of international, national and regional economic downturn;

•	the Company’s ability to attract new clients and retain existing clients;

•	the spending patterns and financial success of the Company’s clients;

•	the Company’s ability to retain and attract key employees;

•	the Company’s ability to remain in compliance with its debt agreements and the Company’s ability to finance its contingent payment obligations when due and payable, including but not limited to those relating to “put” option right and deferred acquisition consideration;

•	the successful completion and integration of acquisitions which complement and expand the Company’s business capabilities; and

•	foreign currency fluctuations.

The Company’s business strategy includes ongoing efforts to engage in material acquisitions of ownership interests in entities in the marketing communications services industry. The Company intends to finance these acquisitions by using available cash from operations, from borrowings under its credit facility and through incurrence of bridge or other debt financing, any of which may increase the Company’s leverage ratios, or by issuing equity, which may have a dilutive impact on existing shareholders proportionate ownership. At any given time the Company may be engaged in a number of discussions that may result in one or more material acquisitions. These opportunities require confidentiality and may involve negotiations that require quick responses by the Company. Although there is uncertainty that any of these discussions will result in definitive agreements or the completion of any transactions, the announcement of any such transaction may lead to increased volatility in the trading price of the Company’s securities.

Investors should carefully consider these risk factors and the additional risk factors outlined in more detail in the Annual Report on Form 10-K under the caption “Risk Factors” and in the Company’s other SEC filings.

SCHEDULE 1

MDC PARTNERS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(US$ in 000s, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011

Revenue	$294,648	$254,068	$1,070,711	$940,403

Operating Expenses:
Cost of services sold	195,156	180,862	739,121	669,990
Office and general expenses	96,229	66,436	303,084	218,514
Depreciation and amortization	10,370	10,576	46,414	40,220
	301,755	257,874	1,088,619	928,724

Operating profit (loss)	(7,107)	(3,806)	(17,908)	11,679

Other Income (Expenses):
Other income (expense), net	383	789	(859)	(1,561)
Interest expense	(12,151)	(10,892)	(46,571)	(41,922)
Interest income	76	54	259	206

Loss from continuing operations before income taxes and equity in affiliates	(18,799)	(13,855)	(65,079)	(31,598)

Income tax expense (recovery)	3,539	40,831	9,553	41,735

Loss from continuing operations before equity in affiliates	(22,338)	(54,686)	(74,632)	(73,333)
Equity in earnings (loss) of non-consolidated affiliates	234	(1)	633	213

Loss from continuing operations	(22,104)	(54,687)	(73,999)	(73,120)
Loss from discontinued operations, net of taxes	(860)	(1,203)	(5,428)	(3,167)
Net loss	(22,964)	(55,890)	(79,427)	(76,287)
Net income attributable to the noncontrolling interests	(1,584)	(1,850)	(6,012)	(8,387)
Net loss attributable to MDC Partners Inc.	$(24,548)	$(57,740)	$(85,439)	$(84,674)

Loss Per Common Share:
Basic and Diluted:
Loss from continuing operations attributable to MDC
Partners Inc. common shareholders	$(0.76)	$(1.93)	$(2.60)	$(2.80)
Discontinued operations attributable to MDC
Partners Inc. common shareholders	$(0.03)	$(0.04)	$(0.18)	$(0.11)
Loss attributable to MDC Partners Inc.
common shareholders	$(0.79)	$(1.97)	$(2.78)	$(2.91)

Weighted Average Number of Common Shares:
Basic and Diluted	31,086,033	29,258,049	30,726,773	29,120,373

SCHEDULE 2

MDC PARTNERS INC.

RECONCILIATION OF OPERATING INCOME (LOSS) TO EBITDA

(US$ in 000s, except percentages)

For the Three Months Ended December 31, 2012

	Strategic	Performance
	Marketing	Marketing
	Services	Services	Corporate	Total

Revenue	$200,710	$93,938	-	$294,648

Operating income (loss) as reported	$667	$212	$(7,986)	$(7,107)
margin	0.3%	0.2%		(2.4)%

Add:
Depreciation and amortization	5,717	4,318	335	10,370
Stock-based compensation	2,584	2,640	603	5,827
Acquisition deal costs	88	34	761	883
Deferred acquisition consideration adjustments to P&L	29,882	3,019	-	32,901
Profit distributions from affiliates	-	-	746	746

EBITDA *	$38,938	$10,223	$(5,541)	$43,620
margin	19.4%	10.9%		14.8%

* EBITDA is a non-GAAP measure, but as shown above it represents operating income (loss) plus depreciation and amortization,

* stock-based compensation, acquisition deal costs, deferred acquisition consideration adjustments and profit distributions from affiliates.

MDC PARTNERS INC.

RECONCILIATION OF OPERATING INCOME (LOSS) TO EBITDA

(US$ in 000s, except percentages)

For the Three Months Ended December 31, 2011

	Strategic	Performance
	Marketing	Marketing
	Services	Services	Corporate	Total

Revenue	$165,442	$88,626	-	$254,068

Operating income (loss) as reported	$(8,336)	$13,744	$(9,214)	(3,806)
margin	(5.0)%	15.5%		(1.5)%

Add:
Depreciation and amortization	6,036	4,160	380	10,576
Stock-based compensation	1,253	1,104	3,480	5,837
Acquisition deal costs	660	190	531	1,381
Deferred acquisition consideration adjustments to P&L	19,990	(8,233)	-	11,757
Profit distributions from affiliates	-	-	517	517

EBITDA*	$19,603	$10,965	$(4,306)	$26,262
margin	11.8%	12.4%		10.3%

* EBITDA is a non-GAAP measure, but as shown above it represents operating income (loss) plus depreciation and amortization,

* stock-based compensation, acquisition deal costs, deferred acquisition consideration adjustments and profit distributions from affiliates.

SCHEDULE 3

MDC PARTNERS INC.

RECONCILIATION OF OPERATING INCOME (LOSS) TO EBITDA

(US$ in 000s, except percentages)

For the Year Ended December 31, 2012

	Strategic	Performance
	Marketing	Marketing
	Services	Services	Corporate	Total

Revenue	$721,228	$349,483	-	$1,070,711

Operating income (loss) as reported	$22,711	$(430)	$(40,189)	$(17,908)
margin	3.1%	(0.1)%		(1.7)%

Add:
Depreciation and amortization	27,455	17,617	1,342	46,414
Stock-based compensation	9,186	8,227	14,784	32,197
Acquisition deal costs	951	482	1,931	3,364
Deferred acquisition consideration adjustments to P&L	47,702	5,325	-	53,027
Profit distributions from affiliates	-	-	1,288	1,288

EBITDA *	$108,005	$31,221	$(20,844)	$118,382
margin	15.0%	8.9%		11.1%

* EBITDA is a non-GAAP measure, but as shown above it represents operating income (loss) plus depreciation and amortization,

* stock-based compensation, acquisition deal costs, deferred acquisition consideration adjustments and profit distributions from affiliates.

MDC PARTNERS INC.

RECONCILIATION OF OPERATING INCOME (LOSS) TO EBITDA

(US$ in 000s, except percentages)

For the Year Ended December 31, 2011

	Strategic	Performance
	Marketing	Marketing
	Services	Services	Corporate	Total

Revenue	$608,022	$332,381	-	$940,403

Operating income (loss) as reported	$22,504	$25,433	$(36,258)	$11,679
margin	3.7%	7.7%		1.2%

Add:
Depreciation and amortization	22,378	17,016	826	40,220
Stock-based compensation	5,149	3,695	14,813	23,657
Acquisition deal costs	1,111	825	1,883	3,819
Deferred acquisition consideration adjustments to P&L	23,418	(10,795)	-	12,623
Profit distributions from affiliates	-	-	1,065	1,065

EBITDA*	$74,560	$36,174	($17,671)	$93,063
margin	12.3%	10.9%		9.9%

* EBITDA is a non-GAAP measure, but as shown above it represents operating income (loss) plus depreciation and amortization,

* stock-based compensation, acquisition deal costs, deferred acquisition consideration adjustments and profit distributions from affiliates.

SCHEDULE 4

MDC PARTNERS INC.

FREE CASH FLOW

(US$ in 000s)

	Three Months Ended December 31,		For the Year Ended December 31,
	2012	2011	2012	2011
Cash Flows Provided by Continuing Operating Activities	$60,104	$11,000	$78,223	$7,230
Distributions	746	517	1,288	1,065
Cash Taxes	317	76	1,236	240
Cash Interest, net	20,185	19,897	40,835	37,291
Changes in Working Capital	(36,855)	(449)	(17,350)	37,898
Changes in Non-Current Assets & Liabilities	9,064	2,842	7,954	1,961
Other	(11,525)	(9,471)	184	(1,009)
Net Income Attributable to the Noncontrolling Interests	1,584	1,850	6,012	8,387

EBITDA	$43,620	$26,262	$118,382	$93,063
Net Income Attributable to Noncontrolling Interests	(1,584)	(1,850)	(6,012)	(8,387)
Capital Expenditures, net (1)	(5,553)	(4,943)	(19,232)	(21,111)
Cash Taxes	(317)	(76)	(1,236)	(240)
Cash Interest, net & Other (2)	(12,118)	(10,158)	(42,256)	(38,300)

Free Cash Flow (3)	$24,048	$9,235	$49,646	$25,025

Cash Acquired from Acquisitons	-	14,893	54,624	14,893
Total Free Cash Flow (3)	$24,048	$24,128	$104,270	$39,918

(1) Capital Expenditures, net represents capital expenditures net of landlord reimbursements.

(2) Cash Interest, net & Other represents the quarterly accrual of cash interest under our Senior Notes.

(3) Free Cash Flow and Total Free Cash Flow are non-GAAP measures. As shown above, Free Cash Flow represents EBITDA less net income attributable to noncontrolling interests, less capital expenditures, less cash taxes, less net cash interest (including interest paid and other).

SCHEDULE 5

MDC PARTNERS INC.

CONSOLIDATED BALANCE SHEETS

(US$ in 000s)

	December 31,
	2012	2011

Assets
Current Assets:
Cash and cash equivalents	$60,330	$8,096
Accounts receivable, net	326,087	238,592
Expenditures billable to clients	58,842	39,067
Other current assets	16,892	12,657
Total Current Assets	462,151	298,412

Fixed assets, net	52,914	47,737
Investment in affiliates	-	99
Goodwill	720,071	605,244
Other intangible assets, net	63,243	57,980
Deferred tax assets	9,332	15,380
Other assets	37,234	30,893
Total Assets	$1,344,945	$1,055,745

Liabilities and Shareholders' Deficit
Current Liabilities:
Accounts payable	$356,847	$178,282
Accrued and other liabilities	93,895	72,930
Advance billings	131,908	122,021
Current portion of long term debt	1,858	1,238
Current portion of deferred acquisition consideration	104,325	51,829
Total Current Liabilities	688,833	426,300

Long-term debt	429,845	383,936
Long-term portion of deferred acquisition consideration	92,121	85,394
Other liabilities	47,985	14,900
Deferred tax liabilities	53,018	50,724
Total Liabilities	1,311,802	961,254

Redeemable Noncontrolling Interests	117,953	107,432

Shareholders' Deficit
Common shares	253,870	228,209
Shares to be issued	424	424
Charges in excess of capital	(72,913)	(45,102)
Accumulated deficit	(316,713)	(231,274)
Stock subscription receivable	(55)	(55)
Accumulated other comprehensive loss	(7,445)	(4,658)
MDC Partners Inc. Shareholders' Deficit	(142,832)	(52,456)
Noncontrolling Interests	58,022	39,515
Total Deficit	(84,810)	(12,941)

Total Liabilities, Redeemable Noncontrolling
Interests and Deficit	$1,344,945	$1,055,745

SCHEDULE 6

MDC PARTNERS INC.

SUMMARY CASH FLOW DATA

(US$ in 000s)

	Year Ended December 31,
	2012	2011

Cash flows provided by continuing operating activities	$78,223	$7,230
Discontinued operations	(1,919)	(2,682)
Net cash provided by operating activities	76,304	4,548

Net cash provided by (used in) continuing investing activities	7,830	(29,774)
Discontinued operations	(19)	(662)
Net cash provided by (used in) investing activities	7,811	(30,436)

Net cash provided by (used in) continuing financing activities	(31,858)	23,299

Effect of exchange rate changes on cash and cash equivalents	(23)	(264)

Net increase (decrease) in cash and cash equivalents	$52,234	$(2,853)